Exhibit 5.2

1105 W. Peachtree St. NE, Suite 1000 Atlanta, Georgia 30309-3608 Tel: 404 815-3500 www.sgrlaw.com

February 4, 2022

WestRock RKT, LLC

1000 Abernathy Road NE

Atlanta, Georgia 30328

Ladies and Gentlemen:

We have acted as special Georgia counsel to WestRock RKT, LLC, a Georgia limited liability company (the “Georgia Guarantor”), in connection with the filing by WestRock Company (“Parent”) and certain of its subsidiaries, including WRKCo Inc. (“WRKCo”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of, among other things: (i) debt securities of Parent (“Parent Debt Securities”) and guarantees thereof by the Georgia Guarantor (“Parent Debt Guarantees”); and (ii) debt securities of WRKCo (“WRKCo Debt Securities”) and guarantees thereof by the Georgia Guarantor (the “WRKCo Debt Guarantees”). The Parent Debt Securities and WRKCo Debt Securities together are referred to herein as the “Debt Securities,” and the Parent Debt Guarantees and WRKCo Debt Guarantees together are referred to herein as the “Guarantees.”

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities: (i) the Parent Debt Securities will be issued under an indenture between Parent and a trustee, the form of which is filed as Exhibit 4.3 to the Registration Statement (the “Parent Indenture”); and (ii) the WRKCo Debt Securities will be issued under the Indenture, dated as of December 3, 2018, by and among WRKCo, Parent, the Georgia Guarantor, WestRock MWV, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, which is filed as Exhibit 4.4 to the Registration Statement (the “WRKCo Indenture”). The Parent Indenture and WRKCo Indenture together are referred to herein as the “Indentures.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Registration Statement; (ii) the Articles of Organization of the Georgia Guarantor; (iii) the Limited Liability Company Agreement of the Georgia Guarantor; (iv) resolutions adopted on January 27, 2022 by WRKCo, as the sole member of the Georgia Guarantor; and (v) the Indentures.

WestRock RKT, LLC

February 4, 2022

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed, with your consent, that the Indentures have been or will be authorized, executed and delivered by the parties thereto (excluding the Georgia Guarantor) and that the final form of each form document submitted to us for review will be executed, delivered and performed in a manner substantially similar to the form we reviewed. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied, to the extent we deem appropriate, upon oral or written statements and representations of officers and other representatives of the Georgia Guarantor and others.

Our opinion set forth herein is limited to the laws of the State of Georgia that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”). We do not express any opinion with respect to any law other than Applicable Law or as to the effect of any law other than Applicable Law on the opinion herein stated.

With respect to paragraph (1) below, the opinion that the Georgia Guarantor “is validly existing as a limited liability company under the laws of the State of Georgia” is based solely upon a certificate of the Secretary of State of the State of Georgia certifying, as of the date set forth in such certificate, such matters.

Based on the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Georgia Guarantor is validly existing as a limited liability company under the laws of the State of Georgia.

2. The Georgia Guarantor has the requisite limited liability company power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and any supplemental indenture thereto and to perform its obligations under the Guarantees.

3. The Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for Georgia limited liability company law purposes by the Georgia Guarantor.

WestRock RKT, LLC

February 4, 2022

Our conclusions are limited to the matters expressly set forth as our “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We also consent to Cravath, Swaine & Moore LLP relying, as to matters of Georgia law, upon this opinion letter in connection with the opinion provided by that law firm that is included as an exhibit to the Registration Statement.

Very truly yours,

/s/ Smith, Gambrell & Russell, LLP